UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2006

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2006, the Company announced that Richard K. Davis had succeeded Jerry A. Grundhofer as the Company’s Chief Executive Officer. This change occurred in accordance with an established succession plan, which was announced on July 18, 2006.

Mr. Davis and certain of his family members have engaged in lending and other ordinary banking transactions with our banking subsidiaries. All of these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

A copy of the press release issued by the Company on December 12, 2006, making this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press release dated December 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

December 13, 2006	By:	Lee R. Mitau

Name: Lee R. Mitau
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 12, 2006.